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                                                                   EXHIBIT 99(a)

                    TXU US HOLDINGS COMPANY AND SUBSIDIARIES
                   CONDENSED STATEMENTS OF CONSOLIDATED INCOME
                                   (Unaudited)

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                                                                          Twelve Months Ended
                                                                             June 30, 2002
                                                                          -------------------
                                                                          Millions of Dollars
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Operating revenues.....................................................         $13,226
                                                                                -------
Operating expenses
   Energy purchased for resale, fuel consumed and delivery costs.......           7,834
   Operation and maintenance...........................................           2,160
   Depreciation and amortization.......................................             672
   Taxes other than income.............................................             648
                                                                                -------
      Total operating expenses.........................................          11,314
                                                                                -------

Operating income.......................................................           1,912

Other income...........................................................              23

Other deductions.......................................................              62

Interest income........................................................              19

Interest expense and other charges
   Interest............................................................             416
   Distributions on TXU US Holdings Company obligated,
      mandatorily redeemable, preferred securities
      of subsidiary trusts holding solely junior
      subordinated debentures of TXU US Holdings Company...............              27
   Allowance for borrowed funds used during construction
      and capitalized interest.........................................             (16)
                                                                                -------
         Total  interest expense and other charges.....................             427
                                                                                -------

Income before income taxes and extraordinary items.....................           1,465

Income tax expense.....................................................             466
                                                                                -------

Income before extraordinary items .....................................             999

Extraordinary items, net of tax effect.................................            (154)
                                                                                -------

Net income.............................................................             845

Preferred stock dividends..............................................              10
                                                                                -------

Net income available for common stock..................................         $   835
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